SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 25, 2006

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 25, 2006, Millennium Biotechnologies Group, Inc. (the “Company”) and its wholly owned subsidiary, Millennium Biotechnology, Inc. (the “Subsidiary”), entered into an Asset Purchase (the “Purchase Agreement”) with RAC Nutrition Corporation (“RAC Corp.”) and RAC Nutrition Holdings LLC (“RAC LLC”) as contemplated by the previously announced letter of intent with Aisling Capital II, LP (“Aisling”).

Assets to be Exchanged

Subject to the terms and conditions set forth in the Purchase Agreement, RAC Corp. has agreed to issue to the Company 10,000,000 shares of RAC Corp.’s common stock and common stock purchase warrants in consideration for substantially all of the assets related to its nutraceuticals business (the “Assets”), including the following :

•
All rights, title and interest in contracts, agreements, commitments and purchase orders with customers, distributors, resellers, service providers and manufacturers relating to its nutraceuticals business;

•	All inventory;
•	Marketing and sales material relating to its nutraceuticals business;
•	All licenses, permits, certificates and registrations relating to its nutraceuticals business ;
•	All rights, title and interest in patents, trademarks, trade names, service marks, brand marks and names, copy rights and trade secrets;
•	Machinery, equipment, fixtures and tangible personal property relating to its nutraceuticals business;
•	All leases of equipment, machinery and tangible personal property; and
•	All accounts receivables.

Assets to be Retained

The Purchase Agreement provides that the Company will retain all of its assets not conveyed to RAC Corp, including the following:

•	All property and assets not related to its nutraceuticals business; and
•	All cash, cash equivalents, bank accounts and marketable securities.

Liabilities to be Assumed by RAC Corp.

The Purchase Agreement provides that RAC Corp. will assume liabilities related to the Company’s business, including the following:

•	Obligations under contracts, agreements and licenses which are part of the Assets being purchased; and
•	Other obligations and liabilities up to $500,000.

Liabilities to be Retained

The Purchase Agreement provides that RAC Corp. will not assume any liabilities other than as described in the immediately preceding paragraph. Liabilities not assumed include the following:

•	Any indebtedness for borrowed money;
•	Any obligations and liabilities arising out of a breach of contract, breach of warranty, tort, infringement or violation of law;
•	Any liabilities with respect to taxes;
•	All liabilities and obligations arising out of royalty agreements between the Subsidiary and certain individuals; and
•	Any liabilities and obligations for severance pay or employee benefits.

Sale Price; No Cash Proceeds

Neither the Company nor the Subsidiary will receive any cash proceeds from the transfer of Assets to RAC Corp. Instead, RAC Corp. will issue up to 10,000,000 shares of its common stock. The number of shares of common stock to be issued by RAC Corp. will be reduced by one share per $1.00 of liabilities assumed by RAC Corp. in excess of $300,000. RAC Corp. also will issue performance vesting warrants to purchase 2.5 million shares of its common stock. These securities will be issued to RAC LLC, a newly formed Delaware limited liability company whose sole member will be the Company.

Common Stock Purchase Warrants of RAC Corp.

The Warrants to be issued as partial consideration for the Assets will be exercisable for a period of five years at an initial exercise price of $1.00 per share. The Warrants are not exercisable unless and until (i) RAC Corp. has aggregate net revenues for the preceding four quarters equal to or exceeding $50.0 million and (ii) RAC Corp. has aggregate pre-tax net income (before dividends) of at least $5.0 million for the preceding four fiscal quarters. The exercise price is subject to adjustments in the event of stock splits or combinations, but not in the event of future issuances of equity securities.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties by the parties thereto, including representations and warranties regarding the following: (i) organization; (ii) authority regarding the transactions contemplated by the Purchase Agreement; (iii) accuracy of financial statements; (iv) absence of litigations; and (v) consents, approvals and absence of violations of or conflicts with certain laws and agreements.

In addition, the Company and the Subsidiary make numerous representations to RAC Corp., including regarding the following: (i) adequacy of rights to the Assets; (ii) contracts, permits, intellectual property, inventory, accounts receivables and other assets of the Subsidiary; (iii) absence of material events and undisclosed liabilities; (iv) taxes; (v) employees and employee benefit plans; and (vi) solvency.

In addition, RAC Corp. makes numerous representations to the Company and the Subsidiary, including regarding the following: (i) capitalization; and (ii) absence of liabilities.

Covenants

The Purchase Agreement contains customary covenants by the parties. In addition, the Purchase Agreement provides that during the period from the date of the Purchase Agreement and continuing until the closing, the Company and the Subsidiary will (i) not lease, sell, dispose, mortgage or encumber any of the Assets except in the ordinary course of business; (ii) use best efforts to maintain relationships with customers, suppliers and employees; (iii) not do any act or omit to do any act that will cause a material breach of any agreement; (iv) maintain insurance coverage; (v) not settle any material litigation; and (vi) timely file all tax returns.

In addition, the Company has agreed to take all necessary action to call and hold a stockholders meeting for the purpose of obtaining stockholder approval of the transactions contemplated in the Purchase Agreement, including the preparation and filing of a proxy statement with the Company’s Board of Director’s recommendation to approve the transactions.

The Company also has agreed to not invest in, own manage, operate or assist any person engaged in a business which competes with the Company’s nutraceuticals business for a period of five years and to not solicit, directly or indirectly, for a period of two years, any employee or consultant of RAC Corp.

The Company and the Subsidiary also agreed that pending the closing or the termination of the Purchase Agreement, they will not directly or indirectly, initiate, solicit, encourage, consider or respond to any proposal, inquiry or offer, nor enter into any agreement or arrangement, regarding any the sale of Assets other than sales in the ordinary course of business. However, the Company may participate in negotiations or discussions with, or furnish information to any person in connection with a merger or acquisition proposal if such proposal is not solicited by the Company and such person submits the proposal in writing to the Company. Prior to any such negotiation, discussion or furnishing of information, the Company’s Board of Directors must reasonably determine in good faith that such proposal is capable of being completed and would, if consummated, result in a superior transaction and that failure to participate in such negotiations, discussions or furnishing of information would be inconsistent with the Board's fiduciary duties. If prior to the closing of the Purchase Agreement, a majority of the Board determines that it has received a superior proposal and that consummating the Purchase Agreement would be inconsistent with its fiduciary duties, the Board may withhold or withdraw its recommendation regarding the Purchase Agreement; provided, the Company provides RAC Corp. six business days notice of such determination during which time RAC Corp. shall have the opportunity to modify the terms of the Purchase Agreement to provide substantially equivalent value to the Company as contemplated in the superior proposal. In addition, the Company is not prohibited from complying with Rule 14e-2 and Rule 14d-9 under the Securities Exchange Act of 1934, as amended, with respect to any tender offer.

Closing Conditions

The obligations of the Company and the Subsidiary to consummate the Purchase Agreement are subject to the prior satisfaction or waiver of certain customary conditions and additional conditions, including: (i) the representations and warranties of RAC Corp. in the Purchase Agreement shall be true in material respects as of the closing and as if made at the time of the closing; (ii) all organizational approvals necessary to authorize the sale of Assets shall have been obtained by the Company, the Subsidiary and RAC Corp.; (iii) RAC Corp. shall have performed in all material respects its obligations contained in the Purchase Agreement; (iv) the Company shall have received all of the membership interest in RAC LLC; (v) RAC Corp. shall have issued to RAC LLC the shares of its common stock and warrants to acquire 2.5 million shares of its common stock; (vi) no proceeding shall have been commenced or threatened against RAC Corp. challenging the sale of Assets; (vii) RAC Corp. shall not have conducted any business nor have any liabilities other than in connection with the Purchase Agreement and the transactions contemplated therein; (viii) RAC Corp. shall have received financing in an amount not less than $15 million through the sale of its Series A Convertible Preferred Stock; and (ix) there shall not have been any material adverse change to RAC Corp.

RAC Corp.’s obligation to consummate the purchase of Assets is subject to the prior satisfaction or waiver of certain customary conditions and additional conditions, including: (i) the representations and warranties of the Company and the Subsidiary in the Purchase Agreement shall be true in material respects as of the closing and as if made at the time of the closing; (ii) all organizational approvals necessary to authorize the transactions contemplated by the Purchase Agreement shall have been obtained by the Company, the Subsidiary and RAC Corp.; (iii) the Company and the Subsidiary shall have performed in all material respects its obligations contained in the Purchase Agreement; (iv) the receipt of all consents from governmental agencies and third parties required to consummate the sale of Assets; (v) no proceeding shall have been commenced or threatened against RAC Corp. challenging the purchase of Assets; (vi) RAC Corp. shall have received financing in an amount not less than $15 million through the sale of its Series A Convertible Preferred Stock; (vii) royalty agreements between the Subsidiary and certain individuals shall have been terminated, (viii) the Company and the Subsidiary shall have satisfied or converted all of its indebtedness, (ix) receipt of opinions that the sale of Assets is fair from a financial point of view to the Company’s stockholders and that the Company and the Subsidiary are solvent and the sale of Assets will not cause them to be insolvent; (x) entry into employment agreements with certain key employees, and (xi) there shall not have been any material adverse change to the Company’s nutraceutical business.

Termination; Expenses; Termination Fees

Each party is responsible for its own expenses. However, if RAC Corp. terminates the Purchase Agreement due to (i) any material breach of any representation, warranty or covenant by the Company or the Subsidiary, (ii) failure to consummate the Purchase Agreement by January 31, 2007, other than as a result of RAC Corp.’s failure to fulfill any of its covenants or obligation, (iii) failure to obtain stockholder approval of the sale of the Assets; (iv) the Company’s Board of Directors’ withdrawing or modifiying in an adverse manner to RAC Corp. its approval relating to the Purchase Agreement; or (v) failure by the Company to have operating revenues for the fourth quarter of 2006 of at least $175,000, the Company is responsible for reimbursement of up to $350,000 of RAC Corp.’s expenses in connection with the Purchase Agreement. In addition, if the Purchase Agreement is terminated due to a superior transaction (as described above), then upon the consummation of such superior transaction, the Company shall be obligated to pay RAC Corp. $350,000.

Indemnification

The Purchase Agreement contains customary provisions pursuant to which the Company will indemnify RAC Corp. for any liabilities of the Company arising prior to the closing date other than the liabilities and obligations assumed by RAC Corp. or arising out of a breach of any representation, warranty or covenant by the Company or the Subsidiary. RAC Corp. will indemnify the Company and the Subsidiary for any liabilities assumed by RAC Corp. or arising out of a breach of any representation, warranty or covenant by RAC Corp.

The summary of the Asset Purchase Agreement contained herein is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement which will contain information about the Company, the asset sale and other proposed transactions and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the asset sale and the other proposed transactions. In addition to receiving the proxy statement from the Company by mail, stockholders also will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission's website (http://www.sec.gov). This announcement is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of the Company. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the asset sale and the other proposed transactions. Information regarding any interests that the Company’s executive officers and directors may have in the asset sale and the other proposed transactions will be set forth in the proxy statement.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Asset Purchase Agreement, dated October 25, 2006
99.1	Press Release of Millennium Biotechnologies Group, Inc., dated October 25, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2006

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

/s/ Jerry E. Swon
Name: Jerry E. Swon
Title: President